UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
THE SECURITIES EXCHANGE ACT OF 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

ARTEMIS STRATEGIC INVESTMENT CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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No fee required.

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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

Artemis Strategic Investment Corporation
3310 East Corona Avenue
Phoenix, AZ 85040
SUPPLEMENT TO
PROXY STATEMENT DATED JUNE 9, 2023
FOR THE SPECIAL MEETING OF STOCKHOLDERS
OF
ARTEMIS STRATEGIC INVESTMENT CORPORATION
Dear Stockholders of Artemis Strategic Investment Corporation:
You have previously received definitive proxy materials dated June 9, 2023 (the “Proxy Statement”) in connection with the Special Meeting of stockholders of Artemis Strategic Investment Corporation, a Delaware corporation (the “Company”, “we”, “us” or “our”), to be held on June 29, 2023 at 10:00 A.M., Eastern Time, virtually at https://www.cstproxy.com/artemisstrategicinvestment/2023.
The purpose of this document is to supplement the Proxy Statement with certain new and/or revised information (the “Proxy Supplement”). Except as specifically amended and supplemented by the information contained herein, all information set forth in the Proxy Statement remains unchanged. From and after the date of this supplement, all references to the “proxy statement” are to the Proxy Statement as amended and supplemented by this Proxy Supplement. Capitalized terms used but not defined herein have the meanings given to them in the Proxy Statement.
Changes in Proposal 1 — Extension Amendment Proposal
If the Extension Amendment Proposal is approved and the Extension is implemented, Sponsor or its affiliates or designees will deposit into the Trust Account, as a loan (“Contribution” and the Sponsor or its designee making such Contribution, a “Contributor”), (i) on July 5, 2023, with respect to the extension to October 4, 2023, an amount equal to the lesser of (x) $180,000 or (y) $0.105 per public share multiplied by the number of public shares outstanding, and (ii) one business day following the public announcement by the Company disclosing that the Board has determined to extend the date by which the Company must consummate a business combination for an additional month, with respect to the extension to each such Additional Extended Date, an amount equal to the lesser of (x) $60,000 or (y) $0.035 per public share multiplied by the number of public shares outstanding (each date on which a Contribution is to be deposited into the Trust Account, a “Contribution Date”). The maximum aggregate amount of Contributions will be $540,000, if all nine months of the Extension are exercised. The Contributions will be evidenced by a non-interest bearing, unsecured convertible promissory note to the Contributor (the “Contribution Note”) and will be repayable by the Company upon consummation of a business combination or the Company’s earlier liquidation. The Contribution loan may be converted into warrants of the post-business combination entity, which shall have terms identical to the private placement warrants sold concurrently with the IPO, each exercisable for one share of Class A common stock, par value $0.0001 per share, at a purchase price of $11.50 per share, at a price of $1.00 per warrant at the option of the Contributor. If the Company does not consummate a business combination, any such promissory notes will be repaid only from funds held outside of the Trust Account or will be forfeited, eliminated or otherwise forgiven. Any Contribution is conditioned on the approval of the Extension Amendment Proposal and the implementation of the Extension. No Contribution will occur if the Extension Amendment Proposal is not approved or the Extension is not implemented. If the Company has consummated a business combination or announced its intention to wind up prior to any Contribution Date, any obligation to make Contributions will terminate.
Statement Regarding Use of Trust Funds to Pay Excise Taxes
The Company confirms that the funds placed in the Trust Account in connection with the Company’s IPO and any Contribution, as well as any interest earned thereon, will not be used to pay for any excise tax payable pursuant to the Inflation Reduction Act of 2022.
Except as set forth herein, all other information in the Proxy Statement remains unchanged. If you have previously-submitted a proxy or tendered your shares for redemption in accordance with the procedures set forth in the Proxy Statement and you do not wish to make any changes, you do not need to do anything further.

YOUR VOTE IS VERY IMPORTANT. PLEASE VOTE YOUR SHARES PROMPTLY.
Whether or not you plan to participate in the Special Meeting, please complete, date, sign and return the proxy card mailed to you with the Proxy Statement without delay, or submit your proxy through the internet or by telephone as promptly as possible in order to ensure your representation at the Special Meeting. Voting by proxy will not prevent you from voting your shares online if you subsequently choose to participate in the Special Meeting via webcast. Please note, however, that if your shares are held of record by a broker, bank or other agent and you wish to vote at the Special Meeting, you must obtain a proxy issued in your name from that holder of record. Only stockholders of record at the close of business on the Record Date may vote at the Special Meeting or any adjournment or postponement thereof.
This Proxy Supplement is Dated June 20, 2023